EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002, relating to the financial statements and financial statement schedule, which appears in Corning Incorporated Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         /s/ PRICEWATERHOUSECOOPERS LLP

         PricewaterhouseCoopers LLP
         New York, New York
         September 27, 2002